SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                               SCHEDULE 14C
           Information Statement Pursuant to Section 14(c) of the
                      Securities Exchange Act of 1934
                              (Amendment No.)

Check the appropriate box:

[X]  Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
[ ]  Definitive information statement

                         EWORLDMEDIA HOLDINGS, INC.
              (Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:

                         EWORLDMEDIA HOLDINGS, INC.
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF EWORLDMEDIA HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of eWorldMedia Holdings, Inc., a Nevada corporation (the "Company"), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the "Written Consent") has been executed to be effective 20 days from the date of mailing this Information Statement to you. The Written Consent authorizes the following corporate actions:

     1. The election of two Directors for a term of one year or until their successors are duly elected and qualified;

     2. The authorization to amend of the Company's Articles of Incorporation, increasing the authorized shares of Common Stock of the Company from 49,500 to 100,000,000;

     3. The authorization to amend the Company's Articles of Incorporation, changing the name of the Company from eWorldMedia Holdings, Inc. to Liberty Diversified Holdings, Inc.; and

     4. The ratification of the appointment of Chisholm, Bierwolf & Nilson, LLC, Certified Public Accountants, as the Company's independent public accountants.

Because execution of the Written Consent was assured, the Company's Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them. The Board of Directors has fixed the close of business on October 27, 2005 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about December 1, 2005 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                         EWORLDMEDIA HOLDINGS, INC.
                      600 Anton Boulevard, 11th Floor
                    Costa Mesa,  California  92626-7221

                   INFORMATION STATEMENT ON SCHEDULE 14C
        PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock and voting Series A Preferred stock beneficially owned as of the date hereof by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group and (iii) each other person who is known by us to own beneficially more than 5% of our common stock or Series A Preferred stock based upon 31,782 issued and outstanding common shares and 19,800,000 issued and outstanding Series A Preferred shares.

NAME AND ADDRESS OF                COMMON STOCK          PREFERRED STOCK
BENEFICIAL OWNER (1)          BENEFICIALLY OWNED (2)     BENEFICIALLY OWNED (2)
----------------------------  -------------  ----------  --------------  -----------
                              NUMBER         PERCENT     NUMBER          PERCENT
----------------------------  -------------  ----------  --------------  -----------
Ronald C. Touchard,*
CEO, President
Treasurer and Chairman                3,500        11.0%    3,000,000(3)     15.1%
                                                           15,750,000(4)     79.5%
Henning D. Morales,*
Vice-President,
Secretary and Director                3,500        11.0%    2,000,000(5)     10.1%

All officers and
directors as a group
(2 persons)                           7,000        22.0%     18,750,000      94.6%

Jennifer E Combs*
15272 Yorkshire Lane
Huntington Beach,
CA  92647                                                   1,600,000(5)      8.1%

Elizabeth Corona*
101 N. Riverside Drive, #203,
Pampano Beach, FL  33062                                    1,600,000(5)      8.1%

First Reserve* Corporation
29 Las Casa Drive,
San Rafael, CA  94901                                       3,050,000(5)     15.4%

Robert Fletcher*
101 N. Riverside Drive, #203,
Pampano Beach, FL  33062                                    1,600,000(5)      8.1%

Mario Ramirez*
21625 Lost River Drive,
Diamond Bar, CA  91765                                      2,850,000(5)     14.4%

Allen Kimble*
49 Parrell Avenue
Foothill Ranch, CA 92610                                    1,600,000(5)     12.4%

* 5% or greater beneficial owner
(1) Unless otherwise indicated, the address for each of these stockholders is c/o eWorldMedia Holdings, Inc., 600 Anton Blvd, 11th Floor, Costa Mesa, California 92626. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common and preferred stock which he beneficially owns.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(3) Includes 200,000 shares of Series A Preferred stock owned by Mr. Touchard's wife, Misty Touchard. Holders of Series A Preferred stock are entitled to 35 votes per share on each matter for which holders of common shares are entitled to one vote per share.
(4) Mr. Touchard holds proxies to vote a total of 15,750,000 shares of Series A Preferred.
(5) Mr. Touchard holds irrevocable proxies to vote these shares of Series A Preferred stock.

ELECTION OF DIRECTORS

Two directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name                                         Age
------------------                           ----
Ronald C. Touchard                           46
Henning D. Morales                           39

The consent of a majority of the voting shares of the Company was given for the election of the directors listed above.

DIRECTORS AND EXECUTIVE OFFICERS

RONALD C. TOUCHARD (46) has been self-employed since 1980 as an independent representative for different network marketing companies for which he has built sales organizations. He has also been a trainer in the network marketing industry. From May 2001 until December 2001, he was the president and a director of eWorldNet, Inc., an Internet marketing company, and from September 2001 until December 2001, he was President, CEO, and a director of MLM World News Today, Inc., the parent company of eWorldnet, Inc. From December 1998 until July 2000 Mr. Touchard was a director and distributor for PriceNet USA, Inc., a company engaged in marketing Internet shopping malls. PriceNet USA, Inc. filed for bankruptcy under Chapter 11 in November 2001; the court subsequently rejected the filing. Mr. Touchard filed for personal bankruptcy pursuant to Chapter 11 on December 14, 2001. The personal bankruptcy was re-organized and the court dismissed the bankruptcy on December 10, 2002. Since December 2001, Mr. Touchard has served as Chief Executive Officer of eWorldMedia, Inc. and its predecessor. From December 2001 to June 2003 Mr. Touchard also served as President of eWorldMedia, Inc. Since November 2002 he has served as a Chief Executive Officer, President and a director of the Company.

HENNING D. MORALES (39) has been self-employed since 1989 as a business and marketing consultant. From March 2001 until December 2001 he was employed as a vice-president of international business by eWorldNet, Inc. From December 2000 until March 2001 Mr. Morales was a consultant and international sales director for 121 Inc., an online portal. From August 2000 until December 2000, he served as a consultant to and director of Prime Buy, a retail e-commerce company. From August 1998 until August 2000 PriceNet USA, Inc., a retail e-commerce company, employed Mr. Morales as a director of international sales for Latin America. From December
1996 until July 1998 Mr. Morales was a director of the Latin America division for FutureNet, Inc., a network marketing company which offered various high tech products. From December 2001 to June 2003, Mr. Morales served as Executive Vice President of eWorldMedia, Inc. and its predecessor. Since June 2003 he has also served as President of eWorldMedia, Inc. Since November 2002 he has served as a vice-president, and a director of the Company. Since January 2005, Mr. Henning has also serves as Secretary of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors.

The Board of Directors held no official meetings in 2004, although directors discussed and decided upon many actions which were memorialized in Unanimous Written Consents of the Board.

COMPENSATION OF DIRECTORS

The Company's directors will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof. The Company's directors are also directors of the Company's wholly owned operating subsidiary, eWorldMedia, Inc. eWorldMedia, Inc. has compensated its directors for services with one time stock grants of the Company's common stock. See "Summary Compensation Table."

                           EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The Company currently does not compensate its officers for services. However, the Company's officers and directors, Ronald C. Touchard and Henning D. Morales, also serve as officers and directors of the Company's wholly owned operating subsidiary, eWorldMedia, Inc., and have been compensated through eWorldMedia, Inc., accordingly.

Set forth below is a summary of compensation for eWorldMedia, Inc.'s officers for the fiscal years ending December 31, 2004, December 31, 2003 and December 31 2002. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.


                          Long Term Compensation  Long Term              Compensation
                                                              Awards  Payouts
                                                              Secur-
                                           Other       Restr   ities
                                          Annual       icted  Under-              All
                                          Compen       Stock   lying    LTIP    Other
                      Salary        Bonus sation      Awards Options  Payout   Compen
Officer      Year      $ (2)          ($)    ($)     ($) (3) /SARs #     ($)   sation
-------------------------------------------------------------------------------------
Ronald C.    2004   $138,000           $0     $0   $6,550(5)     -0-      $0  $27,202
Touchard,    2003   $138,000  $131,277(6)     $0          $0     -0-      $0   $5,823
CEO,         2002   $138,000           $0     $0  $40,000(7)     -0-      $0   $6,356
Director

Henning D.
Morales,     2004   $111,000           $0     $0   $5,750(8)     -0-      $0  $27,202
President,   2003   $111,000   $89,550(9)     $0          $0     -0-      $0   $5,823
Director     2002   $111,000           $0     $0  $28,000(1)     -0-      $0   $6,356

(1) Offices reported as held with the Company's wholly owned subsidiary, eWorldMedia, Inc. Ronald C. Touchard has served as Chief Executive Officer of eWorldMedia, Inc. since January 2002; Henning D Morales has served as President of eWorldMedia, Inc. since June 2003.
(2) Annual salary includes cash payments of $1,500 per month and $1,250 per month provided as car allowance for Mr. Touchard and Mr. Henning, respectively, pursuant to their employment agreements.
(3) Restricted stock awards are awards of the Company's common or preferred stock.
(4) This amount represents the cash commissions earned by corporations in which Mr. Touchard and Mr. Morales retain equal ownership interests further described below.
See "Certain Relationships and Related Transactions."
(5) This amount represents the non-cash value recorded as compensation for the issuance of 6,550,000 shares of restricted preferred or common stock as a performance bonus pursuant to Mr. Touchard's employment agreement.
(6) This amount includes a one-time, non-reoccurring bonus payout of $125,000 pursuant to Mr. Touchard's employment agreement.
(7) This amount represents the non-cash value recorded as compensation for the issuance of 1,000,000 shares of restricted shares of common stock as a signing bonus pursuant to Mr. Touchard's employment agreement, 500,000 shares of common stock issued pursuant to assignment of a vendor license agreement to the Company, 450,000 shares of common stock issued for pre-incorporation services, and 50,000 shares of common stock issued for services as a director of the eWorldMedia, Inc.
(8) This amount represents the non-cash value recorded as other compensation for the issuance of 5,750,000 restricted preferred and common shares as a performance bonus pursuant to Mr. Morales's employment agreement.
(9) This amount represents a one-time, non-reoccurring bonus payout pursuant to Mr. Morales's employment agreement.
(10) This amount represents the non-cash amount recorded as other compensation for the issuance of 750,000 restricted shares of common stock as a signing bonus pursuant to Mr. Morales's employment agreement, 400,000 shares of common stock issued for development of the Company's international business plan, 200,000 shares of common stock issued for pre-incorporation services, and 50,000 shares of common stock issued for services as a director of the eWorldMedia, Inc.

EMPLOYMENT AND RELATED AGREEMENTS

Our wholly owned subsidiary eWorldMedia, Inc. has entered into employment agreements with Ronald C. Touchard and Henning D. Morales. The Company, however, has not entered into employment agreements with any of its officers. Each of the employment agreements contains confidentiality and non-compete provisions. The agreements for Ronald C. Touchard and Henning
D. Morales became effective January 1, 2002. Set forth below are brief descriptions of each of the agreements:

EWorldMedia, Inc. entered into a three-year full-time employment agreement with Mr. Touchard to serve as its Chief Executive Officer. The agreement sets an annual base salary of $120,000. Mr. Touchard also received a signing bonus of 1,000,000 shares of the Company's restricted common stock, a term life insurance policy in the amount of $1,000,000, with the beneficiaries to be designated by Mr. Touchard, subject to, and to the extent that, he is insurable at standard (non-rated) premiums. Mr. Touchard is also entitled to receive a liability insurance policy in the amount of $2,000,000. Mr. Touchard was entitled to and earned a one-time cash bonus of $125,000 for gross sales of at least $750,000 generated during a four month period. Mr. Touchard is also entitled to a commission equal to 10% of the net amount of proceeds received for any sublicense granted outside the United States as a direct result of his efforts. Mr. Touchard also receives a car allowance of $1,500 per month, three weeks paid vacation per year, and medical insurance for himself, his spouse, and his dependents.

EWorldMedia, Inc. has entered into a three-year full-time employment agreement with Mr. Morales to serve as its President. The agreement sets an annual base salary of $96,000. Mr. Morales also received a signing bonus of 750,000 shares of the Company's restricted common stock. Mr. Morales is entitled to a term life insurance policy in the amount of $800,000, with the beneficiaries to be designated by him, subject to, and to the extent that, he is insurable at standard (non-rated) premiums. Mr. Morales was entitled to and earned a one-time cash bonus of $125,000 for recorded gross sales of at least $3,000,000 during a three-month period. Mr. Morales is also entitled to a commission equal to 10% of the net amount of proceeds received for any sublicense granted outside the United States as a direct result of his efforts. Mr. Morales also receives a car allowance of $1,250 per month, three weeks of paid vacation each year, and medical insurance for himself, his spouse, and his dependents.

Sales Commissions

All of eWorldMedia, Inc.'s executive officers and key employees maintain positions within the its sales organization and placement in the commissioning program. This allows its executive officers and key employees to receive commissions on sales to help supplement their personal income. These positions are outside the scope of any employment agreements and have the potential to generate perpetual residual income depending on the successful sales activity within their down line organizations.


CONFIDENTIALITY AGREEMENTS

See  "Employment  Agreements"  above.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 2004, pursuant to a written promissory note, Danilo Morales, the father of Henning Morales, an officer and director of both the Company and its wholly owned subsidiary, eWorldMedia, Inc., loaned eWorldMedia, Inc. $20,000. The note was satisfied through payment of 133,333 shares of the Company's Series A Preferred stock

In February 2005, pursuant to a written promissory note, Tori Smith, the sister-in-law of Ronald Touchard, an officer and director of both the Company and its wholly owned subsidiary, eWorldMedia, Inc., loaned eWorldMedia, Inc. $80,000. The note was due in May of 2005 but was extended indefinitely for consideration of 50,000 shares of the Company's Series B Preferred stock.

Mr. Touchard and Mr. Morales each own a 50 percent interest in one corporation, Internet Business Services and a 35 percent ownership interest in two additional corporations, eWorld Unlimited (formerly CLTAscension, Inc.) and eWorld Expansion (formerly Maitland Business Consortium, Inc.). These entities are part of eWorldMedia, Inc.'s sales force. Mr. Touchard and Mr. Morales receive residual commissions and overrides on all sales generated by eWorldMedia, Inc. See "Summary Compensation Table." Upon substantial generation of revenue these residual commissions could be material in nature to those business entities.

STOCK PLANS

On March 23, 2004, the Board of Directors adopted the 2004 Stock Incentive Plan, reserving 4,000,000 shares of the Company's common stock for issuance under this plan. As of November 15, 2005, no options to purchase common stock were issued under this plan and 3,932,500 shares of the Company's common stock have been issued under this plan.

On August 13, 2004, the Board of Directors adopted the 2004 Non- Employee Retainer Stock Plan, reserving 1,000,000 shares of the Company's common stock for issuance under this plan. As of November 15, 2005, 950,000 shares of the Company's common stock have been issued under this plan.

No other stock incentive plans are currently in effect.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company's Articles of Incorporation to (i) increase the number of our authorized shares of Common Stock from 49,500 shares to 100,000,000 shares and (ii) change our name from eWorldMedia Holdings, Inc., to Liberty Diversified Holdings, Inc.


AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 49,500 TO 100,000,000

The Company is currently authorized to issue 49,500 shares of common stock, par value $.001, of which 31,782 shares were issued and outstanding on October 27, 2005. The Company has issued preferred shares that are convertible to common shares as consideration for various acquisitions and
transactions of the Company.   Preferred shares were also issued to
officers, employees and consultants as compensation. The Company requires additional common stock in order to satisfy the entitlements of preferred shareholders who desire to convert such shares to common stock.

In addition, the Company will require additional capital to complete its business plan. The Company will seek to acquire the necessary capital through future financings. Management of the Company is not aware of any present efforts of any persons to accumulate common stock or to obtain control of the Company, and the proposed increase in authorized shares of common stock is not intended to be an anti-takeover device. The amendment is being sought solely to augment liquidity and enhance corporate flexibility.

There can be no assurances, nor can the Board of Directors of the Company predict, what effect, if any, this proposed amendment will have on the market price of the Company's common stock. The Amendment is being sought to facilitate operations of the Company. Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our common shareholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of the Company, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

Series A Preferred stock is the only series of voting stock and is entitled to vote on all matters submitted to holders of common stock. Holders of Series A Preferred stock are entitled to 35 votes per share of Series A Preferred, whereas common stockholders are entitled to one vote per share of common stock.

The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

The increase in the authorized shares of our common stock is not proposed by the Board of Directors in response to any known accumulation of shares or threatened takeover. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a shareholder's investment.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the shareholder's investment could be adversely affected.

 The additional common stock to be authorized will have rights identical to our currently outstanding common stock. Issuance of the common stock will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. The amendment will become effective upon filing of a Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada.

The increase in the number of our authorized common shares to 100,000,000 is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming. Potential uses of the newly authorized shares may include equity financings, acquisition transactions, stock dividends or distributions, without further action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

The proposal with respect to our common stock is not being made by us in response to any known accumulation of shares or threatened takeover.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM EWORLDMEDIA HOLDINGS, INC. TO LIBERTY DIVERSIFIED HOLDINGS, INC.

The Company's wholly owned subsidiary, also a Nevada corporation, is named eWorldMedia, Inc. The similarity between the name of the Company and its subsidiary served well while this subsidiary was the Company's only operating subsidiary. However, the Company's operations are expanding to include other subsidiaries and other industries and the name of the Company must be changed to distinguish it from its subsidiary and to better reflect the nature of its business. The name change to Liberty Diversified Holdings, Inc. will automatically trigger the assignment of a new trading symbol on the Over-the-Counter Bulletin Board. The Company's Board of Directors believes that changing the Company's name from eWorldMedia Holdings, Inc. to Liberty Diversified Holdings, Inc. is in the best interests of the Company.


                       RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT AUDITORS FOR FISCAL 2005

The majority shareholders ratified the appointment of Chisholm, Bierwolf & Nilson, LLC, Certified Public Accountants, ("Chisholm") as the Company's independent auditor for the fiscal year ending December 31, 2005. Chisholm has been the independent auditor for the Company for the fiscal year ended December 31, 2003 and the fiscal year ended December 31, 2004 and has no financial interest, either direct or indirect, in the Company.

The following table presents fees for the professional audit services rendered by Chisholm for the audit of the Company's annual financial statements for fiscal 2004, and fees billed for other services rendered by Chisholm for fiscal 2004.

         Audit fees               $ 27,000
         All other fees           $      0
         Total fees               $ 27,000

           DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2006

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2006 annual meeting of stockholders is expected
to be held on or about May 15, 2006 and proxy   materials in connection
with that meeting are expected to be mailed on or about April 14, 2006. Proposals of stockholders of the Company that are intended to be presented at the Company's 2006 annual meeting must be received by the Company no later than December 16, 2005 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act"), as amended, the Company believes that during the 2004 fiscal year, the following reports required to be filed pursuant to the 1934 Act with respect to transactions in our stock were untimely: two Form 4 Changes in Beneficial Ownership filings for Allen M. Kimble. In addition, Form 4 filings were not filed for acquisitions of Ronald C. Touchard and Henning D. Morales, which acquisitions were subsequently reported on Form 5 Annual Statements of Beneficial Ownership for the fiscal year ending December 31, 2004. These Form 5 filings were also untimely filed by both of these officers and directors. Allen M. Kimble also failed to file a Form 4 to indicate that was no longer subject to Section 16 Form 4 or Form 5 obligations as an officer or director of the Company. In addition, Ronald C. Touchard and Henning D. Morales each failed to timely file Form 4 Changes in Beneficial Ownership in January 2005, although said changes were untimely reported on Form 4 filings in March of 2005.


                               ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, and Quarterly Report on Form 10-QSB for the period ended March 31, 2005, Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and Quarterly Report on Form 10Q-SB for the period ended September 30, 2005 are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Report may be obtained without charge upon written request to Ronald C. Touchard, eWorldMedia Holdings, Inc., 600 Anton Boulevard, 11th Floor, Costa Mesa, CA 92626-7221or on the Internet at www.sec.gov from the SEC's EDGAR database.

By Order of the Board of Directors


/S/ Ronald C. Touchard
-----------------------
By: Ronald C. Touchard,
Chief Executive Officer




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